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[First Chicago NBD Letterhead]
                                                     Exhibit 5(a) and 23(a)



                                                     July 26, 1996



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  First Chicago NBD Corporation
          Form S-3 Registration Statement
          -------------------------------

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of First Chicago NBD Corporation, a Delaware corporation (the "Company"), and in such capacity, I, or members of my staff subject to my supervision, have represented the Company in connection with the Company's Registration Statement on Form S-3 concurrently being filed with the Securities and Exchange Commission (the "Registration Statement") relating to certain debt securities previously issued by the Company as described in the Registration Statement (the "Debt Securities"), which may be offered and sold in connection with secondary market transactions by one or more affiliates of the Company, including First Chicago Capital Markets, Inc.

     The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus, if any (each, a "Prospectus Supplement"). The Debt Securities were issued from time to time under various indentures (the "Indentures") as described in the Prospectus. The Indentures are exhibits to the Registration Statement.

     I have reviewed such corporate records and other documents and have made such further examinations and inquiries as I have deemed necessary to enable me to express the opinions set forth herein.
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                                        Continuing our letter of July 26, 1996

                                        Sheet no.  2




     Based on the foregoing, and subject to the qualifications and limitations stated herein, it is my opinion that the Debt Securities constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     I am a member of the Bar of the State of Illinois, and I do not express any opinion herein concerning any law other than the law of the State of Illinois, the federal law of the United States and the Delaware General Corporation Law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name whenever it appears in such Registration Statement, including the Prospectus and any Prospectus Supplement constituting a part thereof, as originally filed or as subsequently amended.

                                        Very truly yours,



                                        /s/ Sherman I. Goldberg